ENTERGY CORPORATION AND SUBSIDIARIES
       CONSOLIDATED STATEMENT OF INCOME
      Twelve Months Ended March 31, 2000
                  (Unaudited)

                                                      2000
                                                 (In Thousands)
Operating Revenues:
     Domestic electric                               $6,385,728
     Natural gas                                        118,520
     Steam products                                       7,541
     Competitive businesses                           2,438,595
                                                     ----------
                      Total                           8,950,384
                                                     ----------
Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale               2,177,656
         Purchased power                              2,438,228
         Nuclear refueling outage expenses               74,928
         Other operation and maintenance              1,720,909
     Decommissioning                                     44,252
     Taxes other than income taxes                      335,834
     Depreciation and amortization                      692,316
     Other regulatory charges (credits) - net             9,266
     Amortization of rate deferrals                     122,170
                                                      ---------
                      Total                           7,615,559
                                                      ---------
Operating Income                                      1,334,825
                                                      ---------
Other Income (Deductions):
     Allowance for equity funds used during
         construction                                    31,575
     Gain on sales of assets - net                       51,859
     Miscellaneous - net                                163,453
                                                      ---------
                      Total                             246,887
                                                      ---------
Interest and Other Charges:
     Interest on long-term debt                         468,005
     Other interest - net                                94,213
     Dividends on preferred securities of
subsidiaries                                             18,838
     Allowance for borrowed funds used during
         construction                                  (24,194)
                                                      ---------
                      Total                             556,862
                                                      ---------
Income Before Income Taxes                            1,024,850

Income Taxes                                            394,320
                                                      ---------
Consolidated Net Income                                 630,530

Preferred dividend requirements of subsidiaries
and other                                                41,392
                                                      ---------
Earnings Applicable to Common Stock                    $589,138
                                                      =========